Exhibit 10.3
SEPARATION AND RELEASE OF CLAIMS AGREEMENT
This Separation and Release of Claims Agreement (this “Agreement”) is entered into as of the Effective Date (defined in Section 2(d) below) by and among:
(1)    Navitas Semiconductor USA, Inc., a Delaware corporation (the “Employer”); solely for purposes of Section 5(d), Navitas Semiconductor Corporation, a Delaware corporation; and, solely for purposes of Section 5(d), Navitas Semiconductor Limited, an Irish private company domesticated in Delaware as Navitas Semiconductor Ireland, LLC, a Delaware limited liability company; each on behalf of itself and its corporate affiliates and each of their respective present and former employees, officers, directors, owners, stockholders and agents, individually and in their official capacities (collectively referred to as the “Employer Group”); and
(2)    DANIEL M. KINZER (the “Employee” and, together with the Employer, each a “Party” and collectively the “Parties”).
The Employer and the Employee agree as follows:
1.Separation Date. The Employee’s last day of employment with the Employer is May 1, 2025 (the “Separation Date”). After the Separation Date, the Employee will not represent that the Employee is an employee, officer, attorney, agent, or representative of the Employer Group for any purpose. Except as otherwise set forth in this Agreement, the Separation Date is the employment termination date for the Employee for all purposes, meaning the Employee is not entitled to any further compensation, monies, or other benefits from the Employer Group, including coverage under any benefit plans or programs sponsored by the Employer Group, as of the Separation Date.
2.Review, Execution and Effectiveness of this Agreement.
(a)    On the Separation Date, the Employer provided a copy of this Agreement, signed by the Employer, to the Employee for the Employee’s review and consideration.
(b)    The Employee is advised to consult with an attorney before signing this Agreement. The Employee has at least 45 calendar days to review and consider signing this Agreement, although the Employee may sign it sooner if desired. The 45-day review period does not restart if immaterial or material changes are made to this Agreement after it is first provided to the Employee. If the Employee signs this Agreement, the Employee has the right, within seven days after signing this Agreement, to revoke the release of Claims under the Age Discrimination in Employment Act (ADEA), as explained in Section 6(c)(v) below.
(c)    To accept the terms and conditions in this Agreement, including the Separation Benefits described in Section 5, the Employee must:
    Initial Section 13 on Page 12 (arbitration provision);
    Sign and date where indicated on Page 15; and
    Return a signed and dated copy of this Agreement to the Employer before 5:00 p.m., Pacific Time, on July 31, 2025. If the Employee requests (and provides a personal email address), the Employer will provide this Agreement for the Employee’s signature by DocuSign or similar electronic method.
The Employer’s offer of Separation Benefits as reflected in Section 5 of this Agreement will terminate if not accepted by the Employee in accordance with the above instructions.

    The Employee should keep a copy of this Agreement for the Employee’s records.
(d)    This Agreement will become effective on, and not before, the eighth (8th) day after the Employee signs this Agreement and returns it to the Employer as instructed in subparagraph (c) above (the “Effective Date”).
(e)    Whether or not the Employee signs this Agreement, all wages and other compensation to which the Employee is entitled up to and including the Separation Date will be paid to the Employee on or before the Separation Date. However, no Separation Benefits under Section 5 will be made or begin before the Effective Date. If the Separation Date occurs during a scheduled trading blackout period under the Employer’s Insider Trading Policy, any amounts paid under this subsection (e) in the form of common stock or equity awards will constitute fully vested property rights of the Employee on the Separation Date; however the delivery of shares of common stock underlying any such awards will be delayed until after the blackout period ends, in accordance with such policy and other applicable Employer policies.
3.Return of Property. At the conclusion of the negotiation for an advisory role with the Company, if not agreed, the Employee shall return all Employer Group property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files and storage devices, physical files, and any other Employer Group property in the Employee’s possession. The Employee acknowledges and agrees that, after the conclusion of negotiations for an advisory role, if not agreed, the Employee will no longer have access to and will not claim ownership of any of the Employer Group’s cloud storage or social media accounts. Negotiations may extend beyond May 30, 2025 by mutual agreement. If and for as long as the Employee continues in an advisory role with the Company, the Employee may retain possession of such property for use in the role, including access devices, office, computer, monitors, desk and other furniture, credit card, email account, and will retain access to company systems and such as Gmail, Cadence, VPN, and other such systems as necessary for the performance of the tasks. The Employee shall return all such property to the Company within five business days after the conclusion of the advisory engagement.
4.Employee Representations. The Employee specifically represents, warrants, and confirms that the Employee:
(a)    has not filed any complaints or lawsuits against the Employer Group with any state or federal court or arbitration forum before signing and returning this Agreement. For the avoidance of doubt, this representation does not include, and the Employee is not required to disclose to the Employer, any claims, complaints or communications to the Securities and Exchange Commission (SEC), the National Labor Relations Board (NLRB), the Equal Employment Opportunity Commission (EEOC), the Occupational Safety and Health Administration (OSHA), the California Civil Rights Department (CRD) or any other federal, state or local governmental regulatory or law enforcement agency (“Government Agencies”);
(b)    has not made any claims or allegations to the Employer Group related to sexual harassment or sexual assault or abuse, and that none of the payments set forth in this Agreement are related to any such claims or allegations;

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(c)    has been properly paid for all hours worked for the Employer Group; and
(d)    has received all wages, bonuses and other compensation due to the Employee on or before the Separation Date, except for (if applicable) any shares of common stock which the Employer will deliver after the Separation Date in accordance with applicable legal requirements and Employer policies.
If any of these statements is not true, the Employee cannot sign this Agreement and must notify the Employer immediately in writing of the statements that are not true. This notice will not automatically disqualify the Employee from receiving the benefits offered in this Agreement, but will require the Employer’s further review and consideration.
5.Separation Benefits. As consideration for, and conditioned upon, the Employee’s execution of and compliance with this Agreement, including the Employee’s waivers and releases of claims in Section 6 and other post-termination obligations, the Employer Group shall provide the following benefits to which the Employee is not otherwise entitled (“Separation Benefits”):
(a)    Payments. Subject to Section 6(c)(v), (i) a cash payment of $265,000 within five business days after the Effective Date and (ii) a cash payment of $189,000 payable not earlier than January 1, 2026 and not later than January 15, 2026, in each case less all applicable taxes and other withholdings.
(b)    Twelve Months of Health Benefits Continuation (subject to timely COBRA election). The Employee’s medical, dental and vision benefits in effect on the Separation Date will remain active up to and including the last calendar day of the month in which the Separation Date occurs (the “Coverage End Date”). The Employer shall provide (or cause to be provided) an election notice and other necessary paperwork for the Employee and the Employee’s eligible dependents to elect continued health care coverage as required by the Consolidated Omnibus Budget Reconciliation Act (COBRA) (the “COBRA Election Notice”).
To receive continued coverage under this Agreement or otherwise, the Employee must elect to receive COBRA coverage before the deadline stated in the COBRA Election Notice.
Subject to the Employee timely electing COBRA coverage in accordance with the COBRA Election Notice, (i) COBRA coverage will apply for the Employee and/or the Employee’s eligible dependents (based on their elections) retroactively beginning on and including the calendar day immediately following the Coverage End Date; (ii) the Employer shall continue to pay the employer portion of premiums for the shorter of (A) the twelve-month period after the Coverage End Date or (B) the period before the Employee becomes eligible for health insurance benefits under a subsequent employer’s health plan; and (iii) the Employee shall be responsible for the employee portion of such premiums during the same period. After this period, the Employee and the Employee’s eligible dependents will be eligible to continue COBRA coverage and, if the Employee or any of the Employee’s eligible dependents elect to continue coverage, the Employee will be responsible for the entire premium for the remainder of the applicable continuation period. If necessary to initiate COBRA coverage under applicable enrollment systems, the Employee agrees to

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make an initial COBRA payment for the full amount of the monthly premium (including the employer and employee portions), provided that, upon written request and receipt of supporting documentation from the Employee, the Employer shall promptly reimburse the Employee for the employer portion of any such payment. The Employee acknowledges and agrees that, during the period between the Coverage End Date and the date COBRA coverage is confirmed by the plan administrator following the Employee’s timely election, as described above, the Employee may need to pay out-of-pocket in order to receive covered services, and then seek reimbursement of such payments from the applicable plan after COBRA coverage has been confirmed by the plan administrator.
For the avoidance of doubt, only the Employer’s payment of employer premiums as set forth above will constitute Separation Benefits which are conditioned upon the Employee signing and returning this Agreement in accordance with Section 2(c). Health care benefits will continue until the Coverage End Date whether or not the Employee signs and returns this Agreement. If the Employee does not sign and return this Agreement, but nevertheless wishes to continue COBRA coverage after the Coverage End Date at the Employee’s sole expense, the Employee must timely elect COBRA coverage in accordance with the COBRA Election Notice. In such case the Employee will be responsible for the entire monthly premium, including the employer and employee portions, for the entire applicable continuation period.
(c)    Prorated Annual Bonus. A prorated annual bonus equal to (i) the annual bonus for which the Employee would have been eligible for 2025 multiplied by (ii) 33%, reflecting the number of days of 2025 prior to and including the Separation Date (a “Pro-Rata Bonus”). The Pro-Rata Bonus will be determined based on actual performance, provided that for purposes of such determination the management-by-objective (MBO) portion of the Employee’s performance goals will be scored at 100%. The Company shall pay the Pro-Rata Bonus (if any) at the same time as the annual bonus is paid to other executive participants in the plan, and in any case no later than March 15, 2026.
(d)    Retention of Earnout Rights. Notwithstanding Section 4.03(d) or any other provision of the Business Combination Agreement, dated as of May 6, 2021, among Navitas Semiconductor Limited, Live Oak Acquisition Corp. II and the other parties thereto (the “BCA”) (capitalized terms used in this paragraph and not otherwise defined elsewhere in this Agreement have the meanings given in the BCA), the Employee shall be entitled to receive up to 511,347 Earnout Shares, in accordance with and subject to the terms of the BCA but without regard to Section 4.03(d) thereof, i.e., the maximum number of Earnout Shares to which the Employee is entitled under the BCA, as such amount may be adjusted thereunder and without regard to Section 4.03(d) except to the extent Section 4.03(d) provides rights to receive a greater (but not lesser) number of Earnout Shares on account of Forfeited Employee Earnout Shares held by Eligible Company Employees other than the Employee. Each of Navitas Semiconductor Corporation and Navitas Semiconductor Limited agrees to amend the BCA and the BCA is hereby amended as necessary to give effect to this paragraph.
(e)    References. The Employee agrees to direct all requests for references to the Employer’s Human Resources Department. In response to a request for a reference, the Employer Group shall provide only the Employee’s dates of employment and job title.

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(f)    Acknowledgement. The Employee understands, acknowledges and agrees that these benefits include at least all those benefits which Employee is otherwise entitled to receive on separation from employment, and that these benefits are being given as consideration in exchange for executing this Agreement, including the waivers, releases and restrictive covenants contained in it. The Employee further acknowledges that the Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Employer Group to provide these or other benefits to any individuals other than the Employee.
6.Releases.
(a)    General Release and Waiver of Claims
In exchange for the consideration provided in this Agreement, the Employee and the Employee’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Employer Group, including each member of the Employer Group’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors and employees, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that the Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to the Employee’s hire, benefits, employment, termination or separation from employment with the Employer Group by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter from the beginning of time up to and including the date the Employee signs and returns this Agreement to the Employer in accordance with Section 2(c), including but not limited to:
(i)    any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the California Constitution, the California Fair Employment and Housing Act (FEHA), the California Labor Code, the California Family Rights Act (CFRA), and the California Consumer Privacy Act (CCPA), all including any amendments and their respective implementing regulations, and any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; however, the identification of the specific statutes listed is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

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(ii)    any and all Claims arising under tort, contract and quasi-contract law, including but not limited to claims of breach of an express or implied contract, wrongful or retaliatory discharge, fraud, negligent or intentional misrepresentation, defamation, negligent or intentional infliction of emotional distress, tortious interference with contract or prospective business advantage, breach of the implied covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness, or any other harm;
(iii)    any and all Claims for compensation of any type whatsoever, including but not limited to Claims for wages, salary, bonuses, commissions, incentive compensation, vacation, sick pay, and severance that may be legally waived and released;
(iv)    any and all Claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties; and
(v)    indemnification rights the Employee has against the Employer Group.
However, this general release and waiver of claims excludes, and the Employee does not waive, release or discharge: (A) Claims that cannot be waived by law, such as Claims for unemployment benefit rights and workers’ compensation; and (B) any right to file an unfair labor practice (ULP) charge under the National Labor Relations Act or participate or assist in proceedings before the National Labor Relations Board (NLRB).
This general release and waiver of claims also excludes, and the Employee does not waive, release or discharge: (AA) the right to file an administrative charge or complaint with, or testify, assist or participate in an investigation, hearing or proceeding conducted by or before, or provide information to, any Government Agencies (defined in Section 4(a)) about a condition or violation of law; and (BB) the right to seek or receive a monetary award from a government-administered whistleblower award program, except that the Employee waives any right to monetary relief related to an administrative charge or complaint with the Equal Employment Opportunity Commission (EEOC), the California Civil Rights Department (CRD) or any state or local fair employment practices agency.
If the Employee applies for unemployment benefits, the Employer Group shall not actively contest it. However, the Employer Group will respond truthfully, completely, and timely to any inquiries by the Employment Development Department concerning the termination of the Employee’s employment.
(b)    Waiver of California Civil Code Section 1542
This Agreement is intended to be effective as a general release of and bar to all claims as stated in this Section 6. Accordingly, the Releasors specifically waive all rights under California Civil Code Section 1542, which states, “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

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The Employee acknowledges that the Employee may later discover claims or facts in addition to or different from those which the Employee now knows or believes to exist regarding the subject matter of this Agreement, and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, the Releasors waive any and all Claims that might arise as a result of such different or additional claims or facts.
(c)    Release of Age Discrimination in Employment Act (ADEA) Claims
In further consideration of the payments and benefits provided to the Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims, whether known or unknown, from the beginning of time through the date the Employee signs this Agreement, arising under the Age Discrimination in Employment Act (ADEA), Title 29, Chapter 14, U.S. Code, as amended, and its implementing regulations. By signing this Agreement, the Employee hereby acknowledges and confirms that:
(i)    the Employee has read this Section 6(c) in its entirety and understands all of its terms;
(ii)    by this Agreement, the Employee has been advised in writing to consult with an attorney of the Employee’s choosing before signing this Agreement;
(iii)    the Employee knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the specific waiver and release of ADEA Claims set forth in this Section 6(c) in addition to the general waiver and release set forth in Section 6(a);
(iv)    the Employee is signing this Agreement, including the specific waiver and release of ADEA Claims set forth in this Section 6(c) in addition to the general waiver and release set forth in Section 6(a), in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;
(v)    the Employee has seven days after signing and returning this Agreement to revoke the waiver and release given in this Section 6(c) by following the instructions in the next sentence, but such revocation will be effective only as to Claims under the Age Discrimination in Employment Act (ADEA). For such revocation of ADEA Claims to be effective, the Employee must deliver a written notice of revocation, before the end of the seven-day period, to the Employer by email to legalnotices@navitassemi.com or by overnight delivery to Navitas Semiconductor, 3520 Challenger Street, Torrance, CA 90503-1640, Attention: General Counsel. If the Employee timely revokes the waiver and release of ADEA Claims as provided above, then (A) the Employee will receive only those Separation Benefits provided under Sections 5(b) and 5(d), which are provided in consideration for the waiver and release of non-ADEA Claims; (B) the remaining Separation Benefits, which are provided to the Employee in consideration for the waiver and release of ADEA Claims, shall not be provided to the Employee; and (C) all other provisions of this Agreement, including but

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not limited to the general waiver and release in Section 6(a) (except insofar as it may relate to ADEA Claims), shall remain in full force and effect; and
(vi)    the Employee understands that the releases contained in this Agreement, including the specific waiver and release of ADEA Claims set forth in this Section 6(c) in addition to the general waiver and release set forth in Section 6(a), do not apply to rights and Claims that may arise after the Employee signs this Agreement.
The foregoing notwithstanding, the waiver and release of ADEA Claims provided in this Section 6(c) include the waiver and release of any rights of the Employee to receive monetary or other benefits from any proceeding before the Equal Employment Opportunity Commission (EEOC), but do not prohibit or restrict the Employee (or the Employee’s attorney) from filing a charge with or participating in a proceeding before the EEOC.

7.Knowing and Voluntary Acknowledgment. The Employee specifically agrees and acknowledges that:
(a)    the Employee has read this Agreement in its entirety and understands all of its terms;
(b)    by this Agreement, the Employee has been advised to consult with an attorney of the Employee’s choosing, and has consulted with such attorney as the Employee believed was necessary before signing this Agreement;
(c)    the Employee has been given at least 45 days to consider signing this Agreement, although the Employee may sign it sooner if desired;
(d)    the Employee knowingly, freely, and voluntarily assents to all of this Agreement’s terms and conditions including, without limitation, the waivers, releases, and covenants contained in it;
(e)    the Employee is signing this Agreement, including the waivers and releases, in exchange for good and valuable consideration which is in addition to anything of value to which the Employee is otherwise entitled;
(f)    the Employee is not waiving or releasing rights or claims that may arise after the Employee signs this Agreement; and
(g)    the Employee understands that the waiver and release in this Agreement is being requested in connection with the Employee’s termination of employment from the Employer Group.

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8.Post-Termination Obligations.
(a)    Acknowledgment
The Employee understands and acknowledges that by virtue of the Employee’s employment with the Employer Group, the Employee had access to and knowledge of Confidential Information, was in a position of trust and confidence with the Employer Group, and benefitted from the Employer Group’s goodwill. The Employee understands and acknowledges that the Employer Group invested significant time and expense in developing the Confidential Information and goodwill.
The Employee further understands and acknowledges that the restrictive covenants below are necessary to protect the Employer Group’s legitimate business interests in its Confidential Information (as further described below) and goodwill. The Employee further understands and acknowledges that the Employer Group’s ability to reserve these for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer Group and that the Employer Group would be irreparably harmed if the Employee violates the restrictive covenants below.

(b)    Confidential Information
During the course of employment with the Employer, the Employee has had access to and learned about confidential, secret, and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to the Employer Group and its businesses and existing and prospective products, technologies, customers, suppliers, investors, and other associated third parties (“Confidential Information”). The Employee further understands and acknowledges that this Confidential Information and the Employer’s ability to reserve it for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer, and that improper use or disclosure of the Confidential Information by the Employee may cause the Employer to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties.
The Employee understands that Confidential Information also includes other information that is marked or otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.
Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee, provided that the disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee’s behalf.

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(c)    Disclosure and Use Restrictions
(i)    Employee Covenants. The Employee shall:
(A)    treat all Confidential Information as strictly confidential;
(B)    not directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever (including other employees of the Employer Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Employer Group and, in any event, not to anyone outside of the direct employ of the Employer Group, except as otherwise permitted by this Agreement (see Permitted Disclosures below); and
(C)    not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Employer Group, except as otherwise permitted by this Agreement (see Permitted Disclosures below), by applicable law or with the prior written consent of an authorized officer acting on behalf of the Employer Group (and then, such disclosure shall be made only within the limits and to the extent of such law).
The Employee understands and acknowledges that the Employee’s obligations under this Agreement regarding any particular Confidential Information begin immediately and shall continue after the Employee’s employment by the Employer until the Confidential Information has become public knowledge other than as a result of the Employee’s breach of this Agreement or a breach by those acting in concert with the Employee or on the Employee’s behalf.
(ii)    Permitted Disclosures. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order.
Nothing in this Agreement prevents the Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Employee has reason to believe is unlawful.
Nothing in this Agreement prohibits or restricts the Employee (or the Employee’s attorney) from initiating communications with, responding to an inquiry from, providing testimony before, filing a charge or complaint with, or otherwise participating in any investigation or proceeding conducted by any Government Agency (as defined in Section 4(a)).
Nothing in this Agreement in any way prohibits or is intended to restrict or impede the Employee from discussing the terms and conditions of the Employee’s

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employment with co-workers, exercising protected rights under Section 7 of the National Labor Relations Act (NLRA), or otherwise disclosing information as permitted by law.
(iii)    Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:
(A)    The Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.
(B)    If the Employee files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, the Employee may disclose the Employer’s trade secrets to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.
9.No False or Defamatory Statements . The Employee shall not make, publish or communicate to any person or entity or in any public forum any maliciously false or defamatory remarks, comments or statements concerning the Employer Group or its businesses, or any of its employees, officers or directors, and their existing and prospective customers, suppliers, investors, and other associated third parties. Similarly, no member of the Employer Group shall make, publish or communicate to any person or entity or in any public forum any maliciously false or defamatory remarks, comments or statements concerning the Employee. Neither party shall by this agreement be prevented from truthful explanation of the facts and circumstances related to the Employee’s separation from the Employer Group.
Nothing in this Agreement prevents the Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Employee has reason to believe is unlawful.
This section does not, in any way, restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement, including the right to report possible securities law violations to the SEC, without notice to the Employer Group, rights under the National Labor Relations Act (NLRA), including the right to file unlawful labor practice (ULP) charges or participate, assist or cooperate in ULP investigations, and rights under California law. This section also does not prevent the Employee from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order.
10.Confidentiality of Agreement. The Employee agrees and covenants that the Employee shall not disclose any of the terms and conditions of, or the amount paid under this Agreement to any individual or entity; except that the Employee is not be prohibited from making disclosures to the Employee’s spouse, domestic partner, attorney, tax advisors, or as may be required by law.

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Nothing in this Agreement prevents the Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Employee has reason to believe is unlawful, from disclosing information about possible securities law violations to the SEC, or from exercising protected rights under the National Labor Relations Act (NLRA) or other federal, state or local laws to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order.
11.Remedies. In the event of a breach or threatened breach by the Employee of Sections 8, 9 or 10 of this Agreement, the Employee hereby consents and agrees that money damages would not afford an adequate remedy and that the Employer shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, including monetary damages, or other available relief.
If the Employee fails to comply with any of the terms of this Agreement or post-employment obligations contained in it, the Employer may, in addition to any other available remedies, reclaim any amounts paid to the Employee under the provisions of this Agreement and terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it.
The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.
12.Successors and Assigns.
(a)    Assignment by the Employer Group
The Employer Group may freely assign this Agreement at any time. This Agreement shall inure to the benefit of the Employer Group and its successors and assigns.
(b)    No Assignment by the Employee
The Employee shall not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of the purported assignment.
13.Arbitration. Subject to Section 11, the Parties agree that any dispute, controversy or claim arising out of or related to the Employee’s employment with the Employer Group or termination of employment, this Agreement, or any alleged breach of this Agreement, shall be governed by the Federal Arbitration Act (FAA) and submitted to and decided by binding arbitration in Los Angeles County, California, before a single arbitrator. Arbitration shall be administered before JAMS (https://www.jamsadr.com/) in accordance with its rules for employment arbitration, except as modified by this Agreement. A copy of the JAMS employment arbitration rules is available online at https://www.jamsadr.com/rules-employment-arbitration/ or from the Human Resources Department of the Employer. The Employer shall pay the arbitrator’s fees and arbitration expenses and any other costs unique to the arbitration hearing. Discovery in any arbitration proceeding shall be conducted according to the JAMS rules.

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Any arbitral award determination shall be final and binding on the Parties and may be entered as a judgment in a court of competent jurisdiction. Nothing in this Agreement shall prevent either the Employee or the Employer Group from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. This agreement to arbitrate is freely negotiated between the Employee and the Employer Group and is mutually entered into between the Parties.
BY ENTERING INTO THIS AGREEMENT, THE PARTIES ARE WAIVING ALL RIGHTS TO HAVE THEIR DISPUTES HEARD OR DECIDED BY A JURY OR IN A COURT TRIAL.
/s/ DK By initialing here, the Employee acknowledges that the Employee has read and agrees with the arbitration provision set forth in this Section 13.
14.Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement and the Employee’s employment or termination of employment with Employer, whether sounding in contract, tort or statute, for all purposes shall be governed by and construed in accordance with the laws of the State of California (including its statutes of limitations) without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Subject to Section 13, any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the County of Los Angeles, California. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.
15.Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between the Employer Group and the Employee relating to the subject matter in this Agreement and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter.
16.Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Employee and by an authorized representative of the Employer. No waiver by either Party of any breach by the other Party of any condition or provision of this Agreement to be performed by the other Party shall constitute a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either Party in exercising any right, power or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.
17.Severability. If any provision of this Agreement is found by a court or arbitral authority of competent jurisdiction to be invalid, illegal or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the Parties.
The Parties further agree that any such court or arbitral authority is expressly authorized to modify any such invalid, illegal or unenforceable provision of this Agreement instead of severing the provision from this Agreement in its entirety, whether by rewriting, deleting, or adding to the offending provision, or by making such other modifications as it deems necessary to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law. Any such modification shall become a part of and treated as though originally set forth in this Agreement. If such provision or provisions are not modified, this Agreement shall be construed as if such invalid, illegal

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or unenforceable provisions had not been set forth in it. The Parties expressly agree that this Agreement as so modified by the court or arbitral authority shall be binding on and enforceable against each of them.
18.Interpretation. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. This Agreement shall not be construed against either Party as the author or drafter of the Agreement.
19.Counterparts; Signatures. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart’s signature page of this Agreement by email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement. This Agreement may be signed electronically by DocuSign or similar electronic signature system. The Employer’s execution of this Agreement by the facsimile signature of the Employer’s authorized representative has the same effect as an original counterpart manually signed by such representative.
20.No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Employee or the Employer Group of any wrongdoing, liability or noncompliance with any federal, state, city or local rule, ordinance, statute, common law or other legal obligation.
21.Notices. Except as otherwise expressly provided in this Agreement, all notices under this Agreement must be given in writing by personal delivery, by regular mail or by express courier to the applicable address indicated below, or to another address most recently designated in writing by the recipient in a notice given in accordance with this section.
Notice to the Employer Group:
Attention: General Counsel
Navitas Semiconductor USA, Inc.
3520 Challenger Street
Torrance, CA 90503-1640
Notice to the Employee:
The address of the Employee in the Employer’s records as of the Separation Date.
22.Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a

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termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, Employer Group makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Employer Group be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
[Signature Page Follows]

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23.ACKNOWLEDGMENT OF FULL UNDERSTANDING. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS BEEN GIVEN AT LEAST 45 DAYS TO REVIEW THIS AGREEMENT (ALTHOUGH THE EMPLOYEE MAY SIGN IT SOONER IF DESIRED). THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE EMPLOYER GROUP FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

NAVITAS SEMICONDUCTOR USA, INC.
By: /s/ Gene Sheridan Date: May 1, 2025 Name: Gene Sheridan Title: President and CEO
NAVITAS SEMICONDUCTOR CORPORATION solely for purposes of Section 5(d)
By: /s/ Gene Sheridan Date: May 1, 2025 Name: Gene Sheridan Title: President and CEO
NAVITAS SEMICONDUCTOR LIMITED, including as domesticated as Navitas Semiconductor Ireland, LLC solely for purposes of Section 5(d)
By: /s/ Gene Sheridan Date: May 1, 2025 Name: Gene Sheridan Title: President and CEO

EMPLOYEE
Signature: /s/ Daniel M. Kinzer Date: July 29, 2025 Print Name: DANIEL M. KINZER ►Remember to review and initial the arbitration provision on Page 12.

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